EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release
FOR IMMEDIATE RELEASE

New Non Executive Director appointed to Shire Board

Basingstoke, UK and Philadelphia, US – November 14, 2005 – The Board of Directors of Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that Patrick Langlois will join as a Non Executive Director and a member of the Audit Committee with immediate effect.

Patrick Langlois was with Aventis S.A., Strasbourg where he was most recently Vice Chairman of the Management Board, having been Group Executive Vice President, Chief Financial Officer for several years. Prior to this, he spent many years in senior financial roles with the Rhone-Poulenc Group including three years as a member of the Executive Committee and Chief Financial Officer.

Mr Langlois is a non-executive director of Coley Pharmaceuticals Group, Inc. and was a non-executive director of Rhodia SA between December 2002 and April 2005.

Dr James Cavanaugh, Chairman of Shire said:

“Mr Langlois will bring welcome additional expertise to the Shire Board. In particular we will benefit from his wealth of experience in financial and operational management within the global pharmaceutical industry.”

Patrick Langlois said:

“I am pleased to be able to bring my knowledge and experience to Shire, one of the most exciting specialty pharmaceutical companies in the industry today. The Company is very well positioned for the future and I look forward to making a significant contribution.” Mr Langlois is a French national, lives in Paris and has worked in the US for 11 years. He has a Ph.D in Economics (France) and a diploma in Banking Studies"

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+	44 1256 894 160
	Brian Piper (North America)	+	1 484 595 8252
Media	Jessica Mann (Rest of the World)	+	44 1256 894 280
	Matthew Cabrey (North America)	+	1 484 595 8248

Registered in England 2883758 Registered Office as above

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetic therapies. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise, patents, including, but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including, but not limited to, the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), I2S (idursulfase) (Hunter syndrome), Dynepo and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States, Shire’s ability to benefit from its acquisition of TKT, Shire's ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.